EXHIBIT 10.15

                                    AMENDMENT


         This Amendment dated this 1st day of April, 2004 by and among COATES INTERNATIONAL, LTD., having a business address at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719-0738, and GEORGE COATES, having an address at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719-9738 (the above identified parties are collectively referred to as the "Licensor") and MCLEAN, ENGLAND AND ASSOCIATES, LLC, having its principal offices located at One Innwood Circle, Suite 2004, Little Rock, Arkansas 72211 (the "Licensee").

         WHEREAS, Licensor and Licensee entered into a License Agreement originally on April 12, 2002 and have operated pursuant to their agreement through the date of this Amendment ("License Agreement");

         WHEREAS, Licensor has retrofitted the No.1 Diesel 855 engine incorporating the Coates CSRV System, which engine is operational on a test stand. This engine is not ready for final testing and many costly modifications are to be carried out before it is ready for final testing.

         WHEREAS, Licensee has requested Licensor to retrofit another 855 No. 2 engine to gasoline incorporating the CSRV by doing so has placed an extra expense and burden on Licensor. Currently, it is not financially feasible for Licensor to complete both engines concurrently without considerable additional funding and staff.

         WHEREAS, in the interest of time and efficiency Licensor and Licensee have agreed to allow Licensee at its own expense to undertake various modifications and refinements to the No. 1 855 Diesel powered CSRV truck engine;

         WHEREAS, in order to accomplish the aforesaid mutual objective of Licensor and Licensee, it is necessary to supplement the License Agreement solely as specified in, and limited by, this Amendment. The permission granted by Licensor pursuant to this Amendment is not intend to, and does not constitute a novation of the License Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertaking set forth in the License Agreement and in this Amendment, it is agreed, by and among Licensor and Licensee, as follows:

         1. DEFINED TERMS. Except as specifically defined herein, all definitions of terms used herein shall be in accordance with the License Agreement.

         2. POSSESSION. For the limited purpose set forth in paragraph 6 below, Licensor shall permit Licensee to take possession of, but not title to, and to remove from Licensor's business premises, a single diesel powered internal combustion engine that Licensor has

See notes to the financial statements.                                        33
              retro-fitted with the CSRV Valve System ("No. 1 Test Engine") together with one of the two trucks containing an 855 Cummins Engine owned by Licensee ("Test Truck"). Unless or until otherwise specified in the License Agreement, Licensor shall retain title to the Test Engine, with exception of the trucks which are the property of Licensee. The parties agree that the Test Engine is currently in a state of development, which Licensee will attempt to refine. The Test Engine is not ready for testing and certification, and does not constitute a delivery of such an engine as contemplated by the Confidential Addendum to the License Agreement.

         3. TEST MATERIAL. Licensor shall provide Licensee with, but not title to, the Test Engine on test stand, all related drawings or other intellectual property, that Licensor feels would aid Licensee in its refinement efforts (collectively the "Test Material"). If Licensee requires any parts from Licensor, Licensee must pay for parts made by Licensor.

         4. SHIPPING. Licensee shall be responsible for packing, crating, shipping and transporting the Test Material and all costs associated therewith. Licensee shall be responsible for all damage from whatever cause or source caused to the Test Material, while the Test Material is off of Licensor's business premises. Within five (5) days of taking possession of the Test Material Licensee shall deliver the Test Material to Ram Industries 7200 Industry Dr., North Little Rock, 72117 ("Ram Premises").

         5. INSURANCE. Licensee shall insure the Test Material against all damage and loss for its full replacement value which is currently estimated to be $250,000 with Licensor named as the sole loss payee; Licensor calculates it has expended approximately $2,500,000.00 on Licensee's Diesel 855 engine. Moreover, Licensee shall provide Licensor with an insurance policy providing general comprehensive liability coverage for Licensor in relation to the Test Material that meets the specifications of the License Agreement. The insurance policy(ies) shall be delivered by Licensee to Licensor before the Test Material is removed from Licensor's business premises. Each insurance policy shall be issued by an insurance company that is reasonably acceptable to Licensor and which is authorized to do business both in the State of New Jersey and in the State of Arkansas.

         6. PURPOSE. Licensor grants its permission for Licensee at its own expense to use third party firms in its refinement efforts, which will be required to protect the confidentiality of Licensor's patents and trade secrets; each such consultant shall be required to sign a confidentiality agreement. The required confidentiality agreement is attached hereto as Exhibit A ("Confidentiality Agreement"). Licensee shall be responsible to enforce the Confidentiality Agreement and shall indemnify the Licensor against any loss associated with a breach of the Confidentiality Agreement caused by, or related to, an act or omission of Licensee. Licensor will be the owner of all work and improvements made by Licensee and its third party contractors. Licensee's efforts are intended to supplement those of Licensor and to accelerate the time when the Test Engine can be tested at Southwest Research Institute for EPA certification purposes. Licensor, however, without having any obligation to do so, may, in its sole and absolute discretion, continue to work on the No. 2 gasoline engine project to completion.

         7. Payment. All payments due Licensor by Licensee shall become due, and will be paid, in accordance with the License Agreement, except that if Licensee through its efforts produces an engine that

See notes to the financial statements.                                        34

              satisfies the criteria specified in the License then the precondition to Licensee's payment obligation shall have been satisfied as if the Licensor had produced an engine that satisfied the criteria specified in the License and payment shall be due from the Licensee pursuant to the terms of the License Agreement.

         8. REPORTS. Licensee shall provide Licensor with a written progress report every fifteen (15) days detailing the progress that is being made on the Test Engine.

         9. LOCATION. Licensee shall not remove the Test Material from the Ram Premises without the prior written approval of the Licensor. Licensor and its agents, employees, contractors and consultants, on two (2) business days notice, shall have the absolute right, but not the obligation, to enter the Ram Premises, during normal business hours, to inspect the Test Engine and/or the Test Truck and all related data, plans, results, reports and documents relating to the Test Engine and/or the Test Truck.

              Licensee represents to Licensor that the Ram Premises are safe and secure and that access to the Test Material will be limited to the Licensee and its consultant which access shall be governed by the terms of the Confidentiality Agreement.


         10. INDEMNIFICATION. Indemnification between the parties will be in accordance with the License Agreement and paragraphs 4, 6 and 9 hereof.

         11. CONFIDENTIALITY. The confidentiality of Licensor's patents and trade secretes shall be maintained in accordance with the License Agreement and paragraphs 6 and 9 hereof.

         12. BREACH; REMEDIES. In the event of a breach by either party of this Amendment the remedies of the parties shall be governed in accordance with the License Agreement.

         13. NOTICES. All notices between the parties shall be made in accordance with License Agreement.

         14. APPLICABLE LAW. The law applicable to this Amendment Agreement shall be in accordance with License Agreement.

         15. SEVERABILITY. If any term, covenant, condition or provision of this Amendment, or the application thereof to any person or circumstance, shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.

         16. INTERPRETATION. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

         17. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         18. SECTION HEADINGS. The section headings in this Amendment are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing any provision of this Amendment.


See notes to the financial statements.                                        35

         19. ASSIGNMENT. Neither this Amendment nor the License Agreement may be assigned by Licensee except as permitted by the License Agreement. .


ATTEST:                                     COATES INTERNATIONAL, LTD.


   /s/ Shirley Naidel                        BY: /s/ George J. Coates
-----------------------------------------        ------------------------------
           Shirley Naidel                        George J. Coates, President
           Notary Public - New Jersey
My Commission Expires Dec. 27, 2005
         as to Both Signatures of
            George J. Coates

    /s/ Shirley Naidel                           /s/ George J. Coates
-----------------------------------------        ------------------------------
        Shirley Naidel                           George J. Coates, Individually


ATTEST:                                     McLEAN, ENGLAND & ASSOCIATES, LLC


(Illegible)                                 By: /s/ Jeff England
-----------------------------------------        ------------------------------
                                                              Jeff England


See notes to the financial statements.                                        36